SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 27, 2002
(Date of earliest event reported)

O.A.K. FINANCIAL CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W. Byron Center, MI (Address of principal executive office)		49315 (Zip Code)

Registrant's telephone number, including area code: (616) 878-1591

Item 9.        Regulation FD Disclosure.

        On June 27, 2002, O.A.K. Financial Corporation (“OAK”) issued a news release with respect to its wholly-owned subsidiary, Byron Center State Bank, increasing its loan loss provision for the second quarter to approximately $2,000,000. A copy of the news release is attached as Exhibit 99.1.

        On June 27, 2002, OAK issued a news release announcing that its wholly-owned subsidiary, Byron Center State Bank, was seeking to hire a new president and CEO, with its current president and CEO, John Van Singel, to continue in that position until the new bank officer is hired. Following the retention of the new bank executive, Mr. Van Singel will focus his attention as president and CEO of OAK on holding company operations and financial services other than traditional banking services. The news release also announces that Mr. James A. Luyk, the holding company’s and Bank’s chief financial officer, has been named the chief operating officer for the Bank. A copy of the news release is attached as Exhibit 99.2.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2002	O.A.K. FINANCIAL CORPORATION (Registrant)
	By	/s/ James A. Luyk James A. Luyk Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1 Exhibit 99.2	O.A.K. Financial Corporation Press Release dated June 27, 2002. O.A.K. Financial Corporation Press Release dated June 27, 2002.

Exhibit 99.1

June 27, 2002

FOR IMMEDIATE RELEASE

Byron Center State Bank Expects to Increase its Provision for Loan Losses in the Second Quarter.

Byron Center, Michigan - O.A.K. Financial Corporation (OKFC), the holding company of Byron Center State Bank, O.A.K. Financial Services and the Dornbush Insurance Agency, announced today that it is anticipating second quarter results to be impacted by an increase in the loan loss provision.

The bank’s loan loss provision is expected to be approximately $2 million in the second quarter, compared to $600,000 in the first quarter of 2002 and $610,000 during the second quarter of 2001. The significant increase is a result of increased net charge-offs, a change in the company’s loan rating system, and a continued weak economy.

Higher net charge-offs have been experienced in the commercial lending and indirect consumer lending business areas. Underwriting standards have been reviewed and tightened. The bank’s indirect consumer loan portfolio has been intentionally reduced by approximately 15% since October 2001 to help lower risk in this area. Additionally, the bank changed its commercial loan rating system during the second quarter of 2002, resulting in the downgrading of several large loans. Finally, the continued economic slowdown has impacted some of the bank’s customers, making it difficult for them to repay their loans according to their loan terms. The bank currently has approximately $7 million in non-performing loans, compared to $5.6 million reported at the end of the first quarter of this year. Bank management will continue to work closely with these customers to reduce the level of non-performing loans.

Because of the increased loan loss provision, management estimates net income (loss) for the second quarter will be minimal. The loan provision is expected to return to more normal levels in the third and fourth quarters.

Management has implemented an aggressive plan, including formation of a special team, designed to develop and implement changes to improve overall asset quality.

“Although we are not pleased with the need for the additional provision this quarter, we have confidence in the future prospects for our Company and the Bank. We are well positioned in good markets and our capital continues to be well above regulatory guidelines for “well capitalized” banks,” said James Luyk, the Company’s and Bank’s chief financial officer and chief operation officer.

Second quarter earnings are expected to be released in late July/early August.

O.A.K. Financial Corporation is an established and progressive provider of banking, insurance, and investment products. The 11 branch Byron Center State Bank had assets of $512 million at March 31, 2002.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe, “expect,” “potential,” and similar expressions identify forward-looking statements. These statements include, but are not limited to, statements concerning future growth and assets and profitability. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward look statements, which speak only as of the date of this release.

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For More Information Please Contact:
Mr. Jim Luyk, executive vice president, chief financial officer at (616) 662-3124 or
Mr. Don Bratt, vice president of marketing at (616) 662-3165.

Exhibit 99.2

June 27, 2002

FOR IMMEDIATE RELEASE

Byron Center State Bank Announces Plans to Add Executive Level Position.

Byron Center, Michigan - O.A.K. Financial Corporation (OKFC), the holding company of Byron Center State Bank, O.A.K. Financial Services and the Dornbush Insurance Agency, is pleased to announce plans to expand its executive level staff as a result of the organization’s growth.

Byron Center State Bank has experienced significant and sustained growth over the past four years, more than doubling its size to over $500 million and 226 employees. This growth occurred under the leadership of President, John Van Singel, who also serves as CEO and president of the holding company. As a result of this growth - and the belief by management and the board of the Bank and the holding company - that there are excellent opportunities for future expansion of not only banking but also other financial and insurance services, the bank plans to hire a new president and CEO. This addition will allow Mr. Van Singel to focus his time on the operations of the holding company and expansion of the insurance services and other financial services offered by the organization.

The bank is beginning its search for a new president and CEO. Until the new executive is in place, Mr. Van Singel will continue to serve as the bank’s president and CEO. The current chief financial officer, Mr. James Luyk, has been named chief operating officer by the board and will assume additional day-to-day responsibilities.

“We realize a clear need exists to expand our executive staff as a result of our growth and our confidence in the future of our organization and the opportunities to bring a variety of financial services to our banking customers. We are excited about moving forward,” said Bob Deppe, board member. “We believe that we are well positioned in excellent markets in Western Michigan and that we are at a size where we must increase our executive staff to take advantage of future opportunities,” Deppe continued.

O.A.K. Financial Corporation is an established and progressive provider of banking, insurance, and investment products. The 11 branch Byron Center State Bank has assets of $512 million at March 31, 2002.

Cautionary Statement: This press release contains certain forward-looking statements that involve risks and uncertainties. When used in this release, the words “believe, “expect,” “potential,” and similar expressions identify forward-looking statements. These statements include, but are not limited to, statements concerning future growth and assets and profitability. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward look statements, which speak only as of the date of this release.

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For More Information Please Contact:
Mr. Jim Luyk, executive vice president, chief financial officer at (616) 662-3124 or
Mr. Don Bratt, vice president of marketing at (616) 662-3165.